Exhibit 21

                  Subsidiaries of Gentiva Health Services, Inc.

           Subsidiary*                           Jurisdiction of Incorporation
           -----------                           -----------------------------

CCI-ASDS, Inc.                                              Massachusetts
Commonwealth Home Care, Inc.                                Massachusetts
Gentiva CareCentrix, Inc.                                   Delaware
Gentiva CareCentrix (Area One) Corp.                        Delaware
Gentiva CareCentrix (Area Two) Corp.                        Delaware
Gentiva CareCentrix (Area Three) Corp.                      Delaware
Gentiva Certified Healthcare Corp.                          Delaware
Gentiva Health Services (Certified), Inc.                   Delaware
Gentiva Health Services Holding Corp.                       Delaware
Gentiva Health Services IPA, Inc.                           New York
Gentiva Health Services (USA), Inc.                         Delaware
Gentiva Services of New York, Inc.                          New York
The IV Clinic, Inc.                                         Texas
The IV Clinic II, Inc.                                      Texas
The IV Clinic III, Inc.                                     Texas
Kimberly Home Health Care, Inc.                             Missouri
New York Healthcare Services, Inc.                          New York
OHS Service Corp.                                           Texas
Partnersfirst Management, Inc.                              Florida
QC-Medi-New York, Inc.                                      New York
Quality Care-USA, Inc.                                      New York
Quality Managed Care, Inc.                                  Delaware
Quantum Care Network, Inc.                                  Massachusetts
Quantum Health Resources, Inc.                              Delaware
QHR Southwest Business Trust                                Pennsylvania
QHR Southwest Holdings Corp.                                California


*All subsidiaries do business under the name "Gentiva Health Services" and/or "Gentiva" except for Gentiva Health Services (USA), Inc., which does business under the name "Gentiva Rehab Without Walls."